UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2024
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Casella Waste Systems, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane,
Rutland,	Vermont	05701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	CWST	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On December 23, 2024, Casella Waste Systems, Inc. (the “Company”) completed a financing transaction pursuant to which the Company incurred indebtedness in the principal amount of $45.0 million. The transaction involved the issuance by the Finance Authority of Maine (the “Authority”) of $45.0 million aggregate principal amount of its Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2024 (the “Bonds”). The Bonds were issued on December 23, 2024 pursuant to the Indenture, dated as of December 1, 2024 (the “Indenture”), by and between the Authority and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The proceeds of the Bonds were loaned to the Company pursuant to a Financing Agreement, dated as of December 1, 2024 (the “Financing Agreement”), between the Authority and the Company, to fund the costs of certain qualifying capital projects in the State of Maine, to pay certain costs of issuance, and to refinance and repay in full on the stated maturity date of January 1, 2025 (required to be paid on January 2, 2025 under the applicable indenture) of the Authority’s Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2005, previously issued to finance certain project costs and costs of issuance under an indenture between the Authority and the bond trustee dated as of December 1, 2005, as amended.
The Bonds were issued at the initial rate of 4.625% per annum during the initial fixed rate interest period through June 1, 2035. After the end of the initial term interest rate period, the Bonds may be converted to a variable (daily or weekly) interest rate period or may remain in a term interest rate period of the same or a different duration. The interest rate on the Bonds will be reset at the end of each interest rate period.
On June 1, 2035, and any other conversion date and on certain other dates specified in the Indenture, each holder of the Bonds is required to tender the Bonds held by it for purchase and the Bonds are required to be purchased. BofA Securities, Inc., as remarketing agent for the Bonds (the “Remarketing Agent”), is required (except as otherwise provided in the Remarketing Agreement between the Company and the Remarketing Agent, dated as of December 1, 2024 (the “Remarketing Agreement”)) to use its best efforts to remarket any Bonds tendered for purchase. Funds for the payment of the purchase price of any Bonds so purchased will be paid from the proceeds of any such resale or, to the extent such funds are insufficient, from the proceeds of a letter of credit, if the Bonds bear interest at a variable interest rate and are supported by a letter of credit at such time, or from payments made by the Company pursuant to the Financing Agreement or by the guarantors named in the Guaranty (as hereinafter defined).
The Financing Agreement contains standard representations, covenants and events of default for transactions of this type. Events of default under the Financing Agreement include a failure to make any loan payment or purchase price payment when due and the failure to observe and perform other covenants, conditions, or agreements under the Financing Agreement or related note that continues for a period of 60 days after notice. The Company’s indebtedness under the Financing Agreement may be accelerated upon the occurrence of an event of default. Additionally, while any Bonds are in a term interest rate period and are not supported by a letter of credit, (i) a change of control would require the Company to offer to repurchase the Bonds and (ii) the obligations under the Bonds can be accelerated if (a) the Company’s obligations under its senior credit facility have been accelerated or (b) if such senior credit facility obligations have been discharged, the Company’s obligations under any indebtedness in the principal amount of $30.0 million or more have been accelerated.
The Bonds (as long as they are in a term interest rate period) are guaranteed by substantially all of the subsidiaries of the Company pursuant to a Guaranty Agreement, jointly and severally by the guarantors party thereto, in favor of the Trustee, dated as of December 1, 2024 (the “Guaranty”). Pursuant to the Guaranty, as long as the Bonds, or any series thereof, are in a term interest rate period, each guarantor will guarantee to the Trustee for the benefit of the owners and beneficial owners of the such Bonds the full and prompt payment of (i) the principal of and redemption premium, if any, on such Bonds when and as the same become due; (ii) the interest on the Bonds when and as the same becomes due; (iii) the purchase price of such Bonds tendered or deemed tendered for purchase pursuant to the Indenture; and (iv) all loan payments and purchase price payments due or to become due from the Company under the Financing Agreement with respect to such Bonds (collectively, the “Guaranteed Obligations”). The obligations of each guarantor under the Guaranty will (subject to the release provisions contained therein or the conversion of the Bonds to a variable interest rate period) remain in full force and effect until the entire principal payment of, redemption premium, if any, and interest on or purchase price of the Bonds have been paid or provided for according to the terms of the Indenture and all other Guaranteed Obligations have been paid and satisfied in full.
The Bonds were issued as tax-exempt bonds. If the Company or the Authority do not comply with certain of their respective covenants under the Indenture, the Financing Agreement or the tax compliance agreement, as applicable, or if certain representations or warranties made by the Company in the Financing Agreement or in certain related certificates or agreements are false, then the interest on the Bonds may become includable in gross income for federal income tax purposes retroactively to the date of original issuance of the Bonds. If the Bonds are declared to be taxable or the Financing Agreement is determined to be invalid, the Indenture provides that the Bonds are subject to mandatory redemption within 60 days thereafter at a redemption price equal to 100% of the principal amount thereof, without premium, plus accrued interest to the date of redemption.

The foregoing descriptions of the Financing Agreement and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of the Financing Agreement and the Guaranty, copies of which are filed as Exhibits 4.1 and 4.2 hereto, respectively, and incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.
EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Financing Agreement, dated as of December 1, 2024, between Finance Authority of Maine and Casella Waste Systems, Inc.

4.2	Guaranty Agreement, dated as of December 1, 2024, by the guarantors named therein, in favor of U.S. Bank Trust Company, National Association, as trustee.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.**

101.LAB	Inline XBRL Taxonomy Label Linkbase Document.**

101.PRE	Inline XBRL Taxonomy Presentation Linkbase Document.**

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101).

**	Submitted Electronically Herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: December 23, 2024	By:	/s/ Bradford J. Helgeson
Bradford J. Helgeson
Executive Vice President and Chief Financial Officer

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